Exhibit 99.1
For Immediate Release

Contact:
Thomas W. Stoelk
Vice President and
Chief Financial Officer
(724) 465-8904
Superior Well Services, Inc. Announces New Bank Term Facility
INDIANA, PENNSYLVANIA, August 21, 2006 – Superior Well Services, Inc. (NASDAQ: SWSI) today announced that it had completed a new bank term facility (“Standby Term Facility”). The Standby Term Facility provides an additional $30 million of current availability that can be used to finance equipment purchases through August 2008 when it converts into a 60 month term loan. The Standby Term Facility is in addition to the Company’s existing $20 million revolving credit facility that has $16.5 million of current availability.
Commenting, David Wallace, Chief Executive Officer, stated, “The new term facility provides Superior greater borrowing capacity and far more financial flexibility. We view the new facility as an important next step in fostering the future growth and profitability of the Company.”
Superior Well Services, Inc. is an oilfield services company operating in many of the major oil and natural gas producing regions in the United States.
SOURCE: Superior Well Services, Inc.